FOURTH SUPPLEMENTAL INDENTURE, dated as of October 1, 1998, among
CHRYSLER FINANCIAL CORPORATION, a Michigan corporation ("CFC"), CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company ("CFCLLC"), having its principal place of business at 27777 Franklin Road, Southfield, Michigan 48034, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as successor trustee (the "Trustee"), having its Corporate Trust Office at 114 West 47th Street, New York, New York 10036, as Trustee under the indenture of the Company (the "Indenture") dated as of February 15, 1988, as heretofore amended and supplemented by the First Supplemental Indenture dated as of March 1, 1988, the Second Supplemental Indenture dated as of September 7, 1990, and the Third Supplemental Indenture dated as of May 4, 1992.


                           RECITALS OF THE COMPANY

           The Indenture provides that CFC and the Trustee may, at any time and from time to time, enter into one or more supplemental indentures, in form satisfactory to the Trustee, subject to the specific provisions of the Indenture, to evidence the succession to CFC by another company and the assumption by such successor to CFC of CFC's covenants contained therein and the Debt Securities pertaining thereto.

           CFC and CFCLLC will statutorily merge with CFCLLC being the surviving legal entity (the "Merger"), effective on the date of the Merger (the "Effective Date"). On the Effective Date CFCLLC will assume the obligations of CFC under the Indenture.

           CFC and CFCLLC have each authorized the execution and delivery of this Fourth Supplemental Indenture, and all things necessary have been done to make this Fourth Supplemental Indenture a valid agreement of CFCLLC, in accordance with its terms.

           NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

           For and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually convenanted and agreed, for the equal and proportionate benefit of all Holders of CFC's Debt Securities, as follows:


                                 ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

SECTION 1.1  Definitions.

           For all purposes of the Indenture and this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           1. The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

           2. The words, "herein," "hereof," and "hereunder" and other words of similar import refer to the Indenture and this Fourth Supplemental Indenture as a whole and not to any particular Article, Section, or other subdivision; and

           3. Certain capitalized terms are used herein as they are defined in the Indenture.

SECTION 1.2          Effect of Headings.

           The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.3          Successors and Assigns.

           All covenants and agreements in this Fourth Supplemental Indenture by CFC and CFCLLC shall bind their successors and assigns, whether expressed or not.


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

SECTION 1.4          Severability Clause.

           In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.5          Benefits of Fourth Supplemental Indenture.

           Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy, or claim under this Fourth Supplemental Indenture.

SECTION 1.6          Governing Law.

           THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS THOUGH FULLY PERFORMED THEREIN, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

SECTION 1.7          Effectiveness.

           This Fourth Supplemental Indenture shall take effect on the Effective Date (as defined in the RECITALS OF THE COMPANY herein) and shall amend the provisions of the Indenture with respect to Debt Securities on the Effective Date.

SECTION 1.8          Counterparts.

           This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


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

                                 ARTICLE TWO

              ASSUMPTION OF OBLIGATIONS AND COVENANTS BY CFCLLC


SECTION 2.1          Assumption

           CFCLLC, the successor in interest of CFC by reason of the Merger of CFC into CFCLLC, effective as of the Effective Date, hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest (including all additional amounts, if any, payable pursuant to Section 1009 of the Indenture) on all the Debt Securities and any related coupons and the performance of every covenant of the Indenture on the part of CFC to be performed or observed (the "Assumption").

SECTION 2.2          Successor Company Substituted

           Upon the Effective Date, CFCLLC shall succeed to, and be substituted for, and may exercise every right and power of, CFC under the Indenture with the same effect as if CFCLLC had been named as CFC in the Indenture.


                                ARTICLE THREE

                           AMENDMENT TO DEFINITIONS


SECTION 3.1          Amendment to Section 101

           Section 101 of the Indenture is hereby amended by deleting the definition of "Board of Directors" and replacing it in its entirety with the following: "'Board of Directors' means either the board of directors or managers of the Company, or the executive or any other committee of the board of directors or managers duly authorized to act in respect hereof."











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

                     IN WITNESS WHEREOF, the parties hereby have caused this Fourth Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested all as of the day and year first above written.


                                     Chrysler Financial Corporation


                                     By:/s/Dennis M. Cantwell
                                        Title: Vice President and Treasurer
[Seal]

Attest:

/s/ Byron C. Babbish
Title: Assistant Secretary

                                     Chrysler Financial Company L.L.C.


                                     By:/s/Dennis M. Cantwell
                                        Title: Vice President and Treasurer
[Seal]

Attest:

/s/Byron C. Babbish
Title: Assistant Secretary


                                     United States Trust Company of New
                                     York, As successor Trustee


                                     By:/s/Patricia Stermer
                                        Title: Assistant Vice President

[Seal]

Attest:

/s/Jason Gregory
Title: Assistant Secretary




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

STATE OF MICHIGAN)
                     SS.:
COUNTY OF OAKLAND)


       On this 29th day of September, 1998, before me appeared D. M. Cantwell, to me personally known, who, being by me duly sworn, did say that he is the Vice President and Treasurer of CHRYSLER FINANCIAL CORPORATION, one of the parties described in and which executed the above instrument, and that the seal affixed to such instrument is the seal of such company, and that such instrument was signed and sealed on behalf of such company by authority of its Board of Directors, and such Vice President and Treasurer acknowledged such instrument to be the free act and deed of such company.


                            /s/ Juanita M. Hedrick
                            ----------------------------------
  [NOTORIAL SEAL]           Notary Public, Oakland County, MI
                            My Commission Expires 2/27/2003






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

STATE OF MICHIGAN)
                     SS.:
COUNTY OF OAKLAND)


       On this 29th day of September, 1998, before me appeared D. M. Cantwell, to me personally known, who, being by me duly sworn, did say that he is the Vice President and Treasurer of CHRYSLER FINANCIAL COMPANY L.L.C., one of the parties described in and which executed the above instrument, and that the seal affixed to such instrument is the seal of such company, and that such instrument was signed and sealed on behalf of such company by authority of its Managers, and such Vice President and Treasurer acknowledged such instrument to be the free act and deed of such company.


                            /s/ Juanita M. Hedrick
                            ----------------------------------
  [NOTORIAL SEAL]           Notary Public, Oakland County, MI
                            My Commission Expires 2/27/2003





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

STATE OF NEW YORK)
                     SS.:
COUNTY OF NEW YORK)


       On this 5th day of October, 1998, before me appeared, Patricia Stermer to me personally known, who, being by me duly sworn, did say that he or she is Assistant Vice President of UNITED STATES TRUST COMPANY OF NEW YORK, one of the parties described in and which executed the above instrument, and that he or she knows the corporate seal of such company, and that the seal affixed to such instrument is such company seal; and that it was so affixed pursuant to authority of the Board of Directors of such corporation, and that he or she signed his or her name thereto pursuant to like authority.


                            /s/ Christina C. Collins
                            ----------------------------------
  [NOTORIAL SEAL]           Notary Public, State of New York
                            No. 03-4624735
                            Qualified New York County
                            Commission Expires 3/20/2000